Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT

This Amendment to Stock Purchase and Sale Agreement (this “Amendment”) is made as of the 9th day of May, 2019, by and among Highland Capital Management, L.P., solely in its capacity as stockholders’ representative (the “Stockholders Representative”), Molecular Insight Pharmaceuticals, Inc. (“MIP”), and Progenics Pharmaceuticals, Inc. (“Progenics”).

WHEREAS, MIP, the former stockholders of MIP (the “Stockholders”), Progenics and the Stockholders Representative have previously entered into a Stock Purchase and Sale Agreement dated January 16, 2013 (the “Agreement”; capitalized terms used herein without definition being used with the meanings provided in the Agreement); and

WHEREAS, MIP and Progenics desire to enter into a License and Commercialization Agreement with ROTOP Pharmaka GmbH and/or its affiliate (“ROTOP”, and such License and Commercialization Agreement, the “ROTOP License Agreement”); and

WHEREAS, in the future MIP, Progenics and/or one or more of their respective Affiliates may enter into one or more other agreements with other non-Affiliated Licensees for the license to such other Licensees of rights to Imaging (MIP-1404) Program Patents and/or Imaging (MIP-1404) Program Know-How for the development, manufacturing, marketing and/or distribution of Imaging (MIP-1404) Products in other territories in the world (such other non-Affiliated Licensees, together with ROTOP, the “MIP-1404 Licensees”, and such other agreements, together with the ROTOP License Agreement, the “MIP-1404 License Agreements”); and

WHEREAS, execution and delivery of this Amendment is a condition precedent to the execution and delivery by MIP and Progenics of the ROTOP License Agreement; and

WHEREAS, pursuant to Section 11.10 of the Agreement, the Stockholders Representative has the authority to agree to an amendment of the Agreement on behalf of the Stockholders; and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.

MIP-1404 Milestone Payment. The Agreement is hereby amended such that the First Commercial Sale Milestone payment referred to in clause (b) of Section 2.6.1 thereof (First Commercial Sale of an Imaging (MIP-1404) Product) in the amount of $10,000,000 (the “MIP-1404 Milestone Payment”) shall not be payable within twenty (20) days following the occurrence of such First Commercial Sale Event as provided in Section 2.9.2 of the Agreement. Rather, the MIP-1404 Milestone Payment shall be paid by Progenics out of MIP-1404 Licensee Income (as defined below) actually received by MIP, Progenics or any of their respective Affiliates pursuant to a MIP-1404 License Agreement, such that Progenics would pay fifty percent (50%) of such MIP-1404 Licensee Income to the Stockholders within twenty (20) days of receipt thereof until the MIP-1404 Milestone Payment is paid in full. All payments of MIP-1404 Licensee Income made by Progenics to the Stockholders pursuant to this Section 1 shall be made by Progenics in cash, notwithstanding Section 2.6 of the Agreement. For the avoidance of doubt, if Progenics does not receive sufficient MIP-1404 Licensee Income to pay any or all of the MIP-1404 Milestone Payment, such unpaid amounts shall not be due and payable by Progenics to the Stockholders; provided, however, that notwithstanding anything herein to the contrary, in the event that MIP, Progenics or any of their respective Affiliates themselves commences a legal sale of any Imaging (MIP-1404) Product anywhere in the world for monetary value for end use or consumption (but not including the use of any Imaging (MIP-1404) Product in a clinical trial or the distribution thereof by way of free samples), then within twenty (20) days following such First Commercial Sale of such Imaging (MIP-1404) Product, Progenics shall pay the entire remaining unpaid balance of the MIP-1404 Milestone Payment (net of any amounts thereof previously paid from MIP-1404 Licensee Income); provided, further, that such payment may be made by Progenics in cash and/or shares of Buyer Common Stock, at Progenics’ election, pursuant to and in accordance with Section 2.6 of the Agreement. As used herein, the term “MIP-1404 Licensee Income” means all consideration in any form (including, without limitation, any upfront payment, milestone payment, option fee, maintenance fee, or royalty payment) received by MIP, Progenics or any of their respective Affiliates pursuant to a MIP-1404 License Agreement. For the avoidance of doubt, “MIP-1404 Licensee Income” includes, without limitation: fees for services (including development funding) to the extent in excess of the actual cost of performing services or development with respect to Imaging (MIP-1404) Products for the relevant MIP-1404 Licensee under the relevant agreement; equity investments, extensions of credit to or other investments in MIP, Progenics or any of their respective Affiliates, in each case to the extent such consideration exceeds the fair market value of the services, equity or other interest received as determined by agreement of the parties hereto or by an independent appraiser mutually agreeable to the parties hereto; and reimbursement of patent expenses or other similar amounts, to the extent in excess of the actual out-of-pocket cost of such expenses or amounts. Notwithstanding the foregoing, “MIP-1404 Licensee Income” shall not include any payments or other consideration received by Progenics or MIP for the sale or supply of precursor to or for use by any MIP-1404 Licensee for manufacture of Imaging (MIP-1404) Products or the development thereof. Progenics represents and warrants to the Stockholders that, as of the date hereof, ROTOP is not an Affiliate of Progenics.

2.	Milestone Records. Section 2.7 of the Agreement is hereby amended, restated and replaced in its entirety as follows:

“Progenics shall keep (and cause to be kept) and maintain complete and accurate records of all First Commercial Sale Events, Net Sales, MIP-1404 License Agreements and all MIP-1404 Licensee Income (collectively, the “Milestone Records”). A copy of each MIP-1404 License Agreement shall be provided to the Stockholders Representative promptly following the execution and delivery thereof, and from and after the date of the first amendment to this Agreement, a copy of the most recent Milestone Records, together with a certificate executed by Progenics’ Chief Financial Officer certifying as to the accuracy of such records, and whether any payment is due thereon, shall be provided to the Stockholders Representative within thirty (30) days of the end of each fiscal quarter and shall be accessible to independent certified public accountants selected by the Stockholder Representative and reasonably acceptable to Progenics (the “Audit Accountant”) by audits conducted not more than once a Fiscal Year, at any reasonable times during business hours and at the sole expense of the Stockholders, for the purpose of verifying all First Commercial Sale Events, Net Sales and MIP-1404 Licensee Income, and all payments due thereon. The Stockholders Representative and such accountants shall be under a duty to keep confidential all Milestone Records; provided, however, that, prior to the receipt of any such Milestone Records, the Stockholders Representative shall execute a confidentiality agreement in a form reasonably acceptable to Progenics, which confidentiality agreement shall, among other things, obligate the Stockholders Representative: (i) not to disclose any information subject to such confidentiality agreement to any Person, except to the Audit Accountant; (ii) to maintain the confidentiality of such information; (iii) not to use such confidential, nonpublic information for any purpose other than in relation to its evaluation of First Commercial Sale Events, Net Sales and MIP-1404 Licensee Income, and all payments due thereon; and (iv) not to disclose to any competitor of Progenics or any other Person any such information-; provided further, that notwithstanding anything herein to the contrary, Progenics shall not provide any Milestone Records to the Stockholders Representative to the extent such information is material unless such information will be disclosed by Progenics on its next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, as required by the U.S. Securities Exchange Act of 1934, as amended.”

3.

Miscellaneous. Except as specifically amended above, all terms of the Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail in effect. This Amendment may be executed by facsimile or electronic (pdf) signature and in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Amendment and the Agreement contain the entire understanding of the parties with respect to the subject matter, and supersede all previous verbal and written letters, agreements, representations and warranties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

PROGENICS PHARMACEUTICALS, INC.

By:      /s/ Patrick Fabbio

Name: Patrick Fabbio

Title: CFO

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:      /s/ Patrick Fabbio

Name: Patrick Fabbio

Title: CFO

HIGHLAND CAPITAL MANAGEMENT, L.P.

By: Strand Advisors, Inc.

By:      /s/ Trey Parker

Name: Trey Parker

Title: Assistant Secretary

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